Exhibit 10.6

                             JOHN H. HARLAND COMPANY
                           RESTRICTED STOCK AGREEMENT


         This Restricted Stock Agreement evidences the grant by John H. Harland Company, a Georgia corporation (the "Company"), of shares of restricted stock to Timothy C. Tuff ("Executive"), subject to all of the specific terms and conditions set forth in this agreement and the John H. Harland Company 2002 Stock Option Plan (the "Plan").

                          Specific Terms and Conditions

      Section 1. Grant Date. The grant date is April 26, 2002 (the "Grant
Date").

      Section 2. Total Number of Shares. The total number of shares of restricted par value of $1.00 Common Stock of John H. Harland Company (the "restricted stock") subject to the grant is 50,000 shares.

      Section 3. Dividends and Voting. Executive shall have all shareholder voting rights and rights to dividends paid in cash with respect to the shares of stock subject to the grant. The Company shall retain any dividends paid in stock, subject to vesting pursuant to this agreement of the corresponding restricted stock.

      Section 4. Holding and Transfer of Stock Certificate. The Company shall issue the shares of restricted stock in the name of Executive; however, the Company shall hold the shares until Executive vests in the shares or until the shares are forfeited as described in Section 5. If Executive vests in shares of the restricted stock, the Company shall transfer physical custody of vested shares to Executive free of any forfeiture restrictions on such date or on the next business date if the Executive vests on a date that is not a business date. Any shares that are forfeited automatically shall revert back to the Company. Executive shall have no right to transfer or otherwise alienate or assign his interest in any shares of the restricted stock, except through the laws of descent and distribution, before Executive vests in the shares and physical custody of the shares is transferred to Executive.

      Section 5. Vesting and Forfeiture.

(a) General Rule. Executive's right to the shares of restricted stock shall remain subject to forfeiture until Executive vests in the shares in accordance with thisss.5. Executive shall vest in the shares of restricted stock, and such shares shall no longer be subject to forfeiture, as follows, so long as Executive remains employed by the Company (and subject to potential accelerated vesting in accordance with Section 5(b), (c) or (d) below): 25% of the shares will vest on December 15, 2002, an additional 25% of the shares will vest on December 15, 2003, an additional 25% of the shares will vest on December 15, 2004, and the remaining 25% of the shares will vest on December 15, 2005. Executive shall completely forfeit his entire interest in any shares of restricted stock that have not yet previously vested (and shall receive no consideration from the Company on account of such forfeiture) upon termination of Executive's employment other than (1)due to death or disability, as defined by the Company's long term disability program, (2) by the Company without Good Cause (as defined below) or (3) as otherwise provided in Section 5(e).

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(b)       Death or Disability. Executive shall vest completely in the shares of restricted stock, and such shares shall no longer be subject to forfeiture, upon Executive's termination of employment due to death or disability, as defined by the Company's long term disability program.

(c) Company Performance. Executive shall vest completely in the shares of restricted stock, and such shares shall no longer be subject to forfeiture, if the Company's stock market performance (measured by the percentage increase in value of its Common Stock during the calendar year) in two of any three consecutive calendar years after the Grant Date (including the calendar year 2002) exceeds the return on the S&P 500 Index.

(d) Change in Control. Except as otherwise provided in thisss.5(d), in the event of a Change in Control of the Company (as defined below), Executive shall vest completely in any shares of restricted stock not previously vested. Notwithstanding the foregoing, if the Company determines that, as a result of a Change in Control, any cash compensation, benefits, acceleration of vesting of stock options or restricted stock, or other payments in the nature of compensation (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended ("Code")) to (or for the benefit of Executive provided under the terms of this Agreement or otherwise (collectively, such cash compensation, benefits, acceleration and other payments are referred herein as the "Payments") would constitute parachute payments (within the meaning of Section 280G of the Code) that would cause Executive to incur an excise tax under Section 4999 of the Code or the Company to lose a tax deduction under Section 280G of the Code for any Payments, such Payments shall be reduced to the extent the Company deems necessary so that the Executive is not subject to an excise tax under Section 4999 of the Code and the Company does not lose a tax deduction under Section 280Gof the Code for any Payments. The Company shall reduce Payments in the following order: (1) by reducing the number of stock options that become vested upon a Change in Control
         (in reverse order of price, with the highest priced options first becoming unvested), (2) by reducing the number of shares of restricted stock that become vested upon a Change in Control, and
         (3) by reducing cash compensation. In the event that any shares of restricted stock covered by this Agreement are not vested by reason of the reduction in Payments pursuant to this Section.5(d), such shares will nevertheless continue to vest in accordance with the provisions of
         Section 5(a), (b) and (c) hereof. The Company (at the Company's expense) shall use a public accounting firm reasonably acceptable to Executive to make calculations necessary for determining any such reduction of Payments and to certify to Executive that the remaining Payments will not cause Executive to incur an excise tax under Section 4999 of the Code and to prepare Executive's federal income tax return for the year of the Change in Control.

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(e)       Termination Without Good Cause. Executive shall vest completely in the shares of restricted stock, and such shares shall no longer be subject to forfeiture, if (1) the Company terminates Executive's employment without Good Cause, or (2) Executive's employment with the Company terminates as a consequence of an event described in Section3.1(b) of the Noncompetition Agreement (as defined below).

(f)       Definitions.

         (1) A "Change in Control" for purposes of this agreement shall be deemed to occur (A) upon the sale by the Company of all or substantially all of its assets, the consolidation of the Company with another person, or the merger of the Company with any person as a result of which merger the Company is not the surviving entity, (B) if Beneficial Ownership of 30% of more of the Common Stock of the Company is held by any person or entity, or (C) in the event that a "Triggering Event" (as defined therein) shall have occurred under the Company's Share Purchase Rights Plan currently in effect or any successor plan. "Beneficial Ownership" shall have the meaning provided in Rule 13d-3 under Securities Exchange Act of 1934.

         (2) "Good Cause" shall mean (A) the Executive's embezzlement of funds, commission of fraud against the Company, or gross negligence or willful misconduct in the performance of his duties; (B) the failure of Executive to devote substantially all of his full working time to the fulfillment of his duties with the Company;
         (C) Executive's conviction of, guilty plea to, or confession of a felony or any act of fraud or any other act of moral turpitude; or (D) Executive's engaging in conduct or activities materially damaging to the property, business of reputation of the Company; provided, however, that no conduct, action or decision made or taken by Executive in good faith consistent with the business judgment rule shall provide a basis for termination for Good Cause.

         (3) "Noncompetition Agreement" shall mean the Noncompete and Termination Agreement dated as of January 1, 2002, between the Company and Executive.

         Section 6. Securities Registration. Executive agrees that, if the shares of restricted stock are not registered under the Securities Act of 1933 ("1933 Act") or any applicable state securities law at the time of vesting, Executive will execute a written representation to the Company, in form and substance satisfactory to the Company, that such shares are being acquired only for investment purposes and not with a view to, or for resale in connection with, the distribution thereof. In such case the certificate representing such shares may bear a legend to the effect that there has been no such registration and that such shares may not be transferred, sold or offered for resale in the absence of such registration or delivery to the Company of an opinion of legal counsel that such registration is not required. In addition, if Executive is an "affiliate" of the Company at the time of any proposed sale, Executive shall not sell or otherwise transfer such shares in the absence of an effective registration statement under the 1933 Act or such state law or the availability of an exemption from such registration.

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         Section 7. Other Laws. The Company shall have the right to refuse to issue or transfer any stock pursuant to this agreement if the Company acting in its absolute discretion determines that the issuance or transfer of such stock might violate any applicable law or regulation.

         Section 8. Sale or Merger. Notwithstanding any other provision of this agreement, if the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, share exchange, division or other corporate transaction in which stock is converted into another security or into the right to receive securities or property, the Company's Board of Directors (the "Board") may in its sole discretion vest some or all of the shares of restricted stock not previously vested.

         Section 9. Employment and Termination. Nothing in this agreement shall give the Executive the right to continue in employment by the Company or adversely affect the right of the Company to terminate Executive's employment with or without cause at any time.

         Section 10. Binding Effect. This agreement shall be binding upon the Company and Executive and their respective heirs, executors, administrators and successors.

         Section 11. Interpretation. The Board, or its delegate, shall have the power to interpret this agreement. The interpretation of any provision of this agreement by the Board shall be final and binding on all persons.

       Section 12. Governing Law. This agreement shall be governed by laws of the State of Georgia.

       Section 13. Headings. The headings contained in this agreement are for reference purposes only and shall not affect in anyway the meaning or interpretation of this agreement.

       Section 14. Sections. All references to sections (ss.) in this agreement shall be to sections (ss.) of this agreement unless otherwise expressly indicated in this agreement.

       Section 15. Entire Agreement. This agreement (which is subject to all of the specific terms and conditions set forth in the Plan) is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any prior representation or statements to the contrary. This agreement may be modified only by written instrument signed by each of the parties hereto.

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       Section 16.  Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement.



                                      JOHN H. HARLAND COMPANY

                                      By:_______________________________
                                      Title: Vice President and General Counsel
                                      Date:  April 30, 2002



                                      ----------------------------------
                                      Timothy C. Tuff
                                      Date:  April 30, 2002




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